EXHIBIT 4(9)

[SEAL OF THE MINISTRY OF FINANCE]
MINISTRY OF FINANCE

DIRECTOR GENERAL

December 9, 2010

CONSENT

Re: Registration Statement No. 333-170696 on Schedule B of State of Israel Bonds

     I, Haim Shani, Director General of the Ministry of Finance of the State of Israel, hereby consent to the reference to the Director General under the caption “Official Statements” in the Prospectus of the State of Israel included in the Registration Statement filed by the State of Israel with the United States Securities and Exchange Commission.

/s/ Haim Shani

Haim Shani
Director General
Ministry of Finance